UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

(Amendment No.    )

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☒	Definitive Information Statement

Crescent Energy Company

(Name of Registrant as Specified In Its Charter)

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☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

An Information Statement regarding a recent corporate action of Crescent Energy Company (the “Company”) is available for your review. This Notice of Internet Availability (the “Notice”) presents only an overview of the more complete Information Statement that is available to you on the internet or by mail.

The Company is not soliciting proxy or consent authority, but is furnishing an Information Statement pursuant to Rule 14a-16 and 14c-2 under the Securities Exchange Act of 1934, as amended.

We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details the approval, by written consent, of the first amendment (the “First Amendment”) to the Crescent Energy Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which increases, by 2,477,201 shares, the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) reserved and available for delivery with respect to awards under the Equity Incentive Plan.

The Information Statement is being provided to you in lieu of a proxy statement.

The First Amendment was unanimously approved by the Company’s board of directors, on May 10, 2023. However, the Company is not soliciting your vote because on May 10, 2023, Independence Energy Aggregator L.P., a Delaware limited partnership, and PT Independence Energy Holdings LLC, a Delaware limited liability company, and their respective affiliates, which collectively held a majority of the Company’s outstanding Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together, with the Class A Common Stock, the “Common Stock”) voting together as a single class as of that date, also approved the First Amendment by written consent in lieu of a special meeting of stockholders. This action by written consent is sufficient to adopt the First Amendment without the affirmative vote of any other stockholders. Accordingly, no other votes are necessary to adopt the First Amendment and your approval is neither required nor requested.

The full Information Statement will be available on the Company’s website at https://ir.crescentenergyco.com/sec-filings/. A paper or email copy of the full Information Statement or other Company-related information may be obtained, without charge, by contacting the Company at the address and phone number below. There is no charge to you for requesting a copy.

Crescent Energy Company

600 Travis Street, Suite 7200

Houston, Texas 77002

(713) 337-4600

E-Mail: IR@crescentenergyco.com

CRESCENT ENERGY COMPANY

600 Travis Street, Suite 7200

Houston, Texas 77002

NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

August 25, 2023

To our stockholders:

The purpose of this notice of action by written consent and the accompanying information statement is to advise the stockholders (our “stockholders”) of Crescent Energy Company (“we,” “us,” or the “Company”) of the approval, by written consent, of the first amendment (the “First Amendment”) to the Crescent Energy Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which increases, by 2,477,201 shares, the number of shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) reserved and available for delivery with respect to awards under the Equity Incentive Plan.

We are not asking you to approve the First Amendment. The First Amendment was unanimously approved by our board of directors (the “Board”), on May 10, 2023. We are subject to the New York Stock Exchange (“NYSE”) Listed Company Manual because our Class A Common Stock is currently listed on the NYSE under the ticker symbol “CRGY.” As a result, we are subject to Rule 303A.08 of the NYSE Listed Company Manual, pursuant to which stockholder approval is required for the approval of equity compensation plans and amendments thereto. However, we are not soliciting your vote because on May 10, 2023, Independence Energy Aggregator L.P., a Delaware limited partnership, and PT Independence Energy Holdings LLC, a Delaware limited liability company, and their respective affiliates (the “Consenting Majority Stockholders”), which collectively held a majority of our outstanding Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together, with the Class A Common Stock, the “Common Stock”) voting together as a single class as of that date, also approved the First Amendment by written consent in lieu of a special meeting of stockholders, to be effective 40 calendar days after the date that the Notice of Internet Availability of the accompanying information statement is sent or given to our stockholders. This action by written consent is sufficient to adopt the First Amendment without the affirmative vote of any other stockholders. Accordingly, no other votes are necessary to adopt the First Amendment and your approval is neither required nor requested.

The Company is pleased to utilize the SEC rules that allow issuers to furnish shareholder materials to their stockholders on the Internet. Accordingly, we are sending the Notice of Internet Availability on or about August 25, 2023, to our stockholders, which contains instructions on how to access this information statement and Annual Report on Form 10-K for the year ended December 31, 2022 (the “Annual Report”). In addition, the Notice of Internet Availability contains instructions on how you may receive a paper copy of the information statement and Annual Report or elect to receive your information statement and Annual Report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the mailing.

Important Notice Regarding the Availability of this Information Statement and the Annual Report. This Information Statement and the Annual Report are available online at https://ir.crescentenergyco.com/sec-filings/. If you would like to receive a printed copy of the Information Statement and the Annual Report, please follow the instructions for requesting such materials included herein.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Stockholders as described above, under applicable securities regulations, the First Amendment will not become effective until the date that is 40 calendar days after the date that the Notice of Internet Availability of the accompanying information statement is sent or given to our stockholders. The Notice of Internet Availability of the accompanying information statement is being mailed to our stockholders on or about August 25, 2023. A copy of the First Amendment is attached to the accompanying information statement as Annex A. Under the rules of the Securities and Exchange Commission (the “SEC”) and Delaware law, we are required to furnish you with certain information concerning the First Amendment and this action by the Consenting Majority Stockholders. This notice and the accompanying information statement shall constitute notice to you as required by the rules of the SEC, our Amended and Restated Certificate of Incorporation, as amended from time to time, and Delaware law.

Sincerely,

/s/ Bo Shi
Bo Shi
General Counsel and Corporate Secretary

CRESCENT ENERGY COMPANY

600 Travis Street, Suite 7200

Houston, Texas 77002

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

August 25, 2023

To our stockholders:

This information statement is being provided to the stockholders (our “stockholders”) of Crescent Energy Company (“we,” “us,” or the “Company”) of record as of May 10, 2023, to provide information about the first amendment (the “First Amendment”) to the Crescent Energy Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which increases, by 2,477,201 shares, the number of shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”) reserved and available for delivery with respect to awards under the Equity Incentive Plan.

We are not asking you to approve the First Amendment. The First Amendment was unanimously approved by our board of directors (the “Board”), on May 10, 2023. We are subject to the New York Stock Exchange (“NYSE”) Listed Company Manual because our Class A Common Stock is currently listed on the NYSE under the ticker symbol “CRGY.” As a result, we are subject to Rule 303A.08 of the NYSE Listed Company Manual, pursuant to which stockholder approval is required for the approval of equity compensation plans and amendments thereto. However, we are not soliciting your vote because on May 10, 2023, Independence Energy Aggregator L.P., a Delaware limited partnership, and PT Independence Energy Holdings LLC, a Delaware limited liability company, and their respective affiliates (the “Consenting Majority Stockholders”), which collectively held a majority of our outstanding Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together, with the Class A Common Stock, the “Common Stock”) voting together as a single class as of that date, also approved the First Amendment by written consent in lieu of a special meeting of stockholders, to be effective 40 calendar days after the date that the Notice of Internet Availability of this information statement is sent or given to our stockholders. This action by written consent is sufficient to adopt the First Amendment without the affirmative vote of any other stockholders. Accordingly, no other votes are necessary to adopt the First Amendment and your approval is neither required nor requested.

Notwithstanding the execution and delivery of the written consent by the Consenting Majority Stockholders as described above, under applicable securities regulations, the First Amendment will not become effective until the date that is 40 calendar days after the date that the Notice of Internet Availability of this information statement is sent or given to our stockholders. The Notice of Internet Availability of this information statement is being mailed to our stockholders on or about August 25, 2023. A copy of the First Amendment is attached to this information statement as Annex A. Please read this information statement carefully and in its entirety as it contains important information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the First Amendment, passed upon the merits or fairness of the First Amendment or determined if this information statement is accurate or complete. Any representation to the contrary is a criminal offense.

Sincerely,

/s/ Bo Shi
Bo Shi
General Counsel and Corporate Secretary

i

ACTION BY THE CONSENTING MAJORITY STOCKHOLDERS

As used in this information statement unless the context otherwise requires: “we,” “our,” “us” and the “Company” refer to Crescent Energy Company and, where the context requires, our subsidiaries.

On May 10, 2023, the board of directors (the “Board”) of the Company, unanimously approved by written consent the adoption of the first amendment (the “First Amendment”) to the Crescent Energy Company 2021 Equity Incentive Plan (the “Equity Incentive Plan”), which increases, by 2,477,201 shares, the number of shares of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), reserved and available for delivery with respect to awards under the Equity Incentive Plan, subject to the requisite stockholder approval as required by the rules of the New York Stock Exchange (“NYSE”). Under Delaware law and under our Amended and Restated Certificate of Incorporation, as amended from time to time (the “Certificate of Incorporation”), if consented to by the Board and Independence Energy Aggregator L.P. (the “Preferred Stockholder”) in writing, any action that may be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if approval in writing setting forth the action so taken is signed by stockholders holding not less than the minimum percentage of the voting power of our outstanding stock that would be necessary to authorize or take such action at a meeting at which all stockholders entitled to vote thereon were present and voted. On May 10, 2023, the adoption of the First Amendment was approved by written consent of Independence Energy Aggregator L.P., PT Independence Energy Holdings LLC and their respective affiliates (the “Consenting Majority Stockholders”), which collectively held approximately 71.1% of the combined voting power of Class A Common Stock and Class B common stock, par value $0.0001 per share (the “Class B Common Stock,” and together, with the Class A Common Stock, the “Common Stock”) voting together as a single class as of that date, to be effective on the date that is 40 calendar days after the date that the Notice of Internet Availability of this information statement is sent or given to our stockholders. Consequently, no meeting of our stockholders will be held to approve the First Amendment.

DISSENTER’S RIGHT OF APPRAISAL

Under Delaware law, stockholders are not entitled to dissenter’s rights of appraisal with respect to the above action.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

On May 10, 2023, there were a total of 48,361,601 shares of our Class A Common Stock and a total of 118,645,323 shares of our Class B Common Stock outstanding. Each holder of a share of Class A Common Stock is entitled to one vote for each share of Class A Common Stock held by such holder. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each share of Class B Common Stock held by such holder. Accordingly, the holders of Class B Common Stock collectively have the number of votes equal to the number of shares of Class B Common Stock that they hold. As of May 10, 2023, the Consenting Majority Stockholders were the record owners of an aggregate of 118,645,323 shares of Class B Common Stock, representing approximately 71.1% of the combined voting power of Class A Common Stock and Class B Common Stock of Crescent Energy Company, voting together as a single class. The Consenting Majority Stockholders, as the holders of a majority of our outstanding Class A Common Stock and Class B Common Stock, have approved the First Amendment as described above. Pursuant to our Certificate of Incorporation, no person, other than our Preferred Stockholder, has any preemptive, preferential or other similar rights with respect to the issuance of our securities, including our Class A Common Stock.

Glossary of Terms

“Aggregator” means Independence Energy Aggregator L.P.

“Aggregator GP” means Independence Energy Aggregator GP LLC

“Board” means the Board of Directors of Crescent Energy Company.

“Class A Common Stock” means the shares of Class A common stock, par value $0.0001 per share, of the Company.

“Class B Common Stock” means the shares of Class B common stock, par value $0.0001 per share, of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Group” means the Company and each of its subsidiaries (other than OpCo and its subsidiaries).

“Contango” means Contango Oil & Gas Company, a Texas corporation.

“Contango Incentive Plan” means the Contango Oil & Gas Company Third Amended and Restated 2009 Incentive Compensation Plan.

“Contango Merger” means the merger of IE C Merger Sub Inc., a Delaware corporation, with and into Contango, with Contango surviving the merger as a direct wholly owned corporate subsidiary of the Company.

“Contango PSU Award” means each award of performance stock units (whether vested or unvested) granted under the Contango Incentive Plan that were outstanding immediately prior to the effective time of the Contango Merger.

“Dodd-Frank” means the Dodd-Frank Wall Street Reform and Consumer Protection Act.

“EIGF II” means Energy Income and Growth Fund II, formed in 2018 as a KKR energy investment fund.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“GAAP” means U.S. generally accepted accounting principles.

“Independence” means Independence Energy LLC, a Delaware limited liability company.

“KKR” means the Manager and its affiliates, which includes the Preferred Stockholder and EIGF II.

“KKR Funds” means EIGF II and/or other KKR funds.

“KKR Group” means KKR & Co. Inc and its subsidiaries.

“Management Agreement” means the management agreement, dated as of December 7, 2021, by and between the Company and the Manager, whereby the Manager manages the business and operations of the Company and its subsidiaries and provides the executive management team for the benefit of the Company and its subsidiaries.

“Manager” means KKR Energy Assets Manager LLC, a Delaware limited liability company.

“Manager Incentive Plan” means the Crescent Energy Company 2021 Manager Incentive Plan.

“Merger Transactions” means the transactions contemplated by the Transaction Agreement, which include the merger of Independence with and into OpCo, the Contango Merger, the subsequent merger of Contango with and into IE L Merger Sub LLC, with L Merger Sub surviving the merger as a wholly owned subsidiary of the Company, which we describe as the “Merger”, and the subsequent contribution of such surviving subsidiary by the Company to OpCo.

“NYSE” means the New York Stock Exchange.

“OpCo” means Crescent Energy OpCo LLC (f/k/a IE OpCo LLC), a Delaware limited liability company.

“OpCo Units” means the units representing economic limited liability company interests in OpCo.

“Preferred Stockholder” means Independence Energy Aggregator LP, the initial holder of the Non-Economic Series I Preferred Stock, and, as applicable, any successor thereto.

“PT Independence” means PT Independence Energy Holdings, LLC, a Delaware limited liability company.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Transaction Agreement” means that certain Transaction Agreement, dated as of June 7, 2021, by and among Contango, Independence, the Company, OpCo, IE C Merger Sub Inc., a Delaware corporation, and IE L Merger Sub LLC, a Delaware limited liability company.

GENERAL INFORMATION

We are a well-capitalized U.S. independent energy company with a portfolio of low-decline assets in proven regions across the lower 48 states that generate substantial cash flow supported by a predictable base of production. Our core leadership team is a group of experienced investment, financial and industry professionals who continue to execute on the strategy we have employed since 2011. Our mission is to invest in energy assets and deliver better returns through strong operations and stewardship. We seek to deliver attractive risk-adjusted investment returns and predictable cash flows across cycles by employing our differentiated approach to investing in the oil and gas industry. Our approach employs a unique business model that combines an investor mindset and deep operational expertise to pursue a cash flow-based investment mandate focused on operated working interests with an active risk management strategy. Our Class A Common Stock trades on the NYSE under the symbol “CRGY.”

Our Relationship with the KKR Group

We are party to a Management Agreement with the Manager, that engages the Manager to provide certain management and investment advisory services to us and our subsidiaries. Our management team provides services to us pursuant to the Management Agreement.

The Manager is an indirect subsidiary of the KKR Group. The KKR Group is a leading global investment firm that offers alternative asset management as well as capital markets and insurance solutions.

Pursuant to the Management Agreement, the Manager has agreed to provide us with management services, including our full executive and corporate management teams, and other assistance, including with respect to strategic planning, risk management, identifying and screening potential acquisitions, identifying and analyzing ESG issues and providing such other assistance as we may require.

Through our integration with the KKR Group’s global platform, we believe that we benefit from: the power of the “KKR Brand;” KKR Capstone, which creates value by assisting with due diligence and identifying and delivering sustainable operational performance improvements within the KKR Group’s portfolio companies; KKR Global Macro and Asset Allocation, which assists with assessing the impact of macroeconomic factors on potential investments and helps identify market opportunities; KKR Capital Markets LLC, which assists with optimizing the capital structure of investments and underwrites and arranges debt, equity and other forms of financing for both KKR portfolio companies and independent clients, and KKR Public Affairs, which, together with the KKR Global Institute, provides insight into public policy, government and regulatory affairs, including experience working with key stakeholders, such as labor unions, industry and trade associations and non-governmental organizations, and ESG issues and opportunities.

For additional information regarding our Management Agreement and our relationship with the KKR Group, see “Item 1A. Risk Factors, Risks related to the oil and natural gas industry and our operations” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023.

Management Agreement

We are party to a Management Agreement pursuant to which we have engaged the Manager to manage the strategy, assets and day-to-day business and affairs of us and our subsidiaries, subject at all times to applicable law, the further terms and conditions set forth in the Management Agreement and to the supervision of our Board. Pursuant to the Management Agreement, the Manager will provide us with our executive management team and will manage our day-to-day operations. Additionally, pursuant to the Management Agreement:

•

As all available investment capital within EIGF II has been fully deployed, the Manager shall ensure that at least 70% of any such investment amounts are allocated to us. Follow-on investment amounts will be generally allocated between us and EIGF II in proportion to the relative amount such vehicle initially invested in the applicable investment.

•

From time to time, investment opportunities outside of upstream oil and gas assets may arise that are suitable for investment by us, on the one hand, and by and EIGF II (and any successor fund) or other KKR Funds, on the other that are (A) engaged in an investment strategy that is materially different from us (such as distressed debt or special situations investment vehicles) and (B) have pre-existing defined allocation rights pursuant to KKR’s allocation policies or contractual undertakings agreed with the investors in such other KKR Funds. In such cases, we may elect to co-invest alongside EIGF II and/or such other KKR Funds in such investments, in which case KKR will allocate such investment opportunities among us, on the one hand, and EIGF II and/or such other KKR Funds, on the other hand, in a manner consistent with the priority investment rights of such KKR Funds, taking into account such factors as KKR deems appropriate. We shall have no obligation to make any such co-investment.

•

As consideration for the services rendered pursuant to the Management Agreement and the Manager’s overhead, including compensation of the executive management team, as of the closing date of the Merger Transactions, the Manager is entitled to receive:

(i) compensation from us equal to $15.4 million per annum (calculated based on our pro rata portion of $53.3 million (the “Management Compensation”) based on our relative ownership of OpCo), which is included in General and administrative expenses on our combined and consolidated statements of operations. As our business and assets expand, the Management Compensation will increase by an amount equal to 1.5% per annum of the net proceeds from all future issuances of primary equity securities by us (including in connection with acquisitions) and, in certain instances, OpCo; however, incremental management fees will not apply to secondary share offerings or the issuance of shares of our Class A Common Stock upon the redemption or exchange of OpCo Units.

We expect our ownership percentage of OpCo will increase over time through the exchange of OpCo Units into shares of our Class A Common Stock or the issuance of additional shares of Class A Common Stock. As this occurs, the portion of the Management Compensation borne by us will increase from $15.4 million up to, in the situation in which we own all of the interests in OpCo, the total Management Compensation. While only the portion borne by us impacts our combined and consolidated statements of operations, we include the full Management Compensation in the calculation of Adjusted EBITDAX and Levered Free Cash Flow (the delta between the Management Compensation and the amount borne by us is represented by “Certain-redeemable noncontrolling interest distributions made by OpCo related to the management fee”).

(ii) a performance-based incentive grant pursuant to which the Manager is targeted to receive up to 10% of outstanding Class A Common Stock based on the achievement of certain performance-based measures (the “Incentive Compensation”). The Incentive Compensation consists of five tranches that may become earned during successive performance periods and will be settled over a five year period beginning after the end of the first performance period in 2024, and each tranche relates to a target number of shares of Class A Common Stock equal to 2% of the outstanding Class A Common Stock as of the time such tranche is settled. Performance goals are evaluated on absolute stock price performance and relative stock price performance versus a set of our peers and there is no vesting based solely on time. Based on the level of achievement with respect to the performance goals applicable to such tranche, the Manager is entitled to settlement of such tranche with respect to a number of shares of Class A Common Stock ranging from 0% to 4.8% of the outstanding Class A Common Stock at the time each tranche is settled so long as the Manager continuously provides services to us until the end of the performance period applicable to a tranche.

(iii) reimbursement for the Manager’s pro rata share (based on percentage of public ownership of us) of any documented costs or expenses incurred by the Manager on behalf of us (other than normal overhead expenses relating to the business or operations of the Manager). These costs and expenses include, among other things, costs of outside counsel, accountants and auditors, taxes, fees related to regulatory compliance, costs related to IT services and other costs related to identifying, evaluating and structuring investments.

•	The Management Agreement has an initial three-year term, with automatic three-year renewals thereafter.

•

Upon the written notice to the Manager at least 180 days prior to the expiration of the initial term or any automatic renewal term, we may, without cause, decline to renew the Management Agreement upon the affirmative determination by at least two-thirds of our independent directors reasonably and in good faith that (1) there has been unsatisfactory long-term performance by the Manager that is materially detrimental to us and our subsidiaries taken as a whole or (2) the fees payable to the Manager, in the aggregate, are materially unfair and excessive compared to those that would be charged by a comparable asset manager managing assets comparable to our assets, subject to the Manager’s right to renegotiate the fees. In the event of such a termination, we shall pay the Manager a termination fee equal to three (3) times the sum of (i) the average annual Management Compensation and (ii) the average of the Incentive Compensation (but only with respect to the fully vested portion thereof as of the termination date), in each case earned by the Manager during the 24-month period immediately preceding the most recently completed calendar quarter prior to the termination.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to us, based on filings made under Section 13(d) and 13(g) of the Exchange Act, regarding the beneficial ownership of our Class A Common Stock as of July 31, 2023 by:

•	each person, or group of affiliated persons, know to us to beneficially own more than 5% of our Class A Common Stock;

•	each member of the Board of Directors;

•	each of our Named Executive Officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. Unless otherwise indicated, the address of each person or entity named in the table below is c/o Crescent Energy Company, 600 Travis Street, Suite 7200, Houston, Texas 77002.

As of July 31, 2023, there were 75,958,800 shares of our Class A Common Stock and 91,048,124 shares of our Class B Common Stock outstanding.

Shares Beneficially Owned by Certain Beneficial Owners and Management
	Class A Common Stock		Class B Common Stock		Combined Voting Power (1)
	Number	% of class	Number	% of class	Number	% of class
5% Stockholders
Independence Energy Aggregator LP and its affiliates (2)	—	—%	54,234,496	59.6%	54,234,496	32.5%
KKR Upstream Associates LLC (3)	572,354	1.2%	54,234,496	59.6%	54,806,850	32.8%
PT Independence Energy Holdings LLC and its affiliates (4)(5)	41,120	*	36,813,628	40.4%	36,854,748	22.1%
John C. Goff 2010 Family Trust (6)	8,929,051	11.8%	—	—%	8,929,051	5.3%
The Vanguard Group (7)	3,943,094	5.2%	—	—%	3,943,094	2.4%
Teacher Retirement System of Texas(8)	7,994,838	10.5%	—	—%	7,994,838	4.8%
Directors and Named Executive Officers
John C. Goff (9)(10)	9,695,799	12.8%	—	—%	9,695,799	5.8%
David C. Rockecharlie	45,000	*	—	—%	45,000	*
Brandi Kendall	9,653	*	—	—%	9,653	*
John Clayton Rynd	5,000	*	—	—%	5,000	*
Benjamin M. Conner (11)	17,536	*	—	—%	17,536	*
Todd N. Falk	2,850	*	—	—%	2,850	*
Bo Shi (12)	21,324	*	—	—%	21,324	*
Karen J. Simon	60,983	*	—	—%	60,983	*
Ellis L. McCain	53,624	*	—	—%	53,624	*
Erich Bobinsky	20,559	*	—	—%	20,559	*
Bevin Brown	20,559	*	—	—%	20,559	*
Claire S. Farley (10)	20,559	*	—	—%	20,559	*
Robert G. Gwin (10)	20,559	*	—	—%	20,559	*
Directors and Executive Officers as a group (13 persons)	9,994,005	13.2%	—	—%	9,994,005	6.0%

(1)

Represents the percentage of voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. OpCo unitholders hold one share of Class B Common Stock for each OpCo Unit that they own. Each share of Class B Common Stock has no economic rights, but entitles the holder thereof to one vote for each share of Class B Common Stock held by such holder. Accordingly, the holders of Class B Common Stock (which are also OpCo unitholders) collectively have the number of votes equal to the number of shares of Class B Common Stock that they hold.
(2)

Aggregator is the direct beneficial owner of the securities reported and is the entity through which certain unaffiliated limited partners and affiliated entities hold their interests in the Company and OpCo. Aggregator GP is the general partner of Aggregator. KKR Upstream Associates LLC is the sole member of Aggregator GP. KKR Group Assets Holdings III L.P. and KKR Financial Holdings LLC are the controlling members of KKR Upstream Associates LLC. KKR Group Assets III GP LLC is the general partner of KKR Group Assets Holdings III L.P. KKR Group Partnership L.P. is the sole member of each of KKR Group Assets III GP LLC and KKR Financial Holdings LLC. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole shareholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. Each of such beneficial owners disclaims beneficial ownership of such securities in excess of their pecuniary interest therein.

(3)

KKR Upstream Associates LLC is the direct beneficial owner of the 572,354 shares of Class A Common Stock reported and may be deemed to beneficially own the shares of Class B Common Stock held of record by Aggregator. KKR Group Assets Holdings III L.P. and KKR Financial Holdings LLC are the controlling members of KKR Upstream Associates LLC. KKR Group Assets III GP LLC is the general partner of KKR Group Assets Holdings III L.P. KKR Group Partnership L.P. is the sole member of each of KKR Group Assets III GP LLC and KKR Financial Holdings LLC. KKR Group Holdings Corp. is the general partner of KKR Group Partnership L.P. KKR & Co. Inc. is the sole stockholder of KKR Group Holdings Corp. KKR Management LLP is the Series I preferred stockholder of KKR & Co. Inc. Henry R. Kravis and George R. Roberts are the founding partners of KKR Management LLP. Each of such beneficial owners disclaims beneficial ownership of such securities in excess of their pecuniary interest therein.

(4)

PT Independence is the direct beneficial owner of the securities reported. Liberty Holdco, a member of PT Independence, has the sole right to vote or dispose of the shares of Class B Common Stock and OpCo LLC Units held by PT Independence. Therefore, Liberty Holdco is deemed to have beneficial ownership of the shares of Class B Common Stock and OpCo LLC Units. The sole member of Liberty Holdco is LMI, which is wholly owned by Liberty Mutual Group Inc. The sole shareholder of Liberty Mutual Group Inc. is LMHC Massachusetts Holdings Inc., whose sole shareholder is Liberty Mutual Holding Company Inc. Because Liberty Mutual Holding Company Inc. is a mutual holding company, its members are entitled to vote at meetings of the company. No such member is entitled to cast 5% or more of the votes.

(5)

Includes 18,262 shares of Class A Common Stock underlying RSU awards held by Erich Bobinsky and Bevin Brown granted in respect of service on our Board of Directors. As described in the footnotes to the Director Compensation Table, Mr. Bobinsky and Ms. Brown have agreed to remit any shares of Class A Common Stock received as compensation for service on our Board of Directors to Liberty Holdco.

(6)

The address of the principal office of the John C. Goff 2010 Family Trust (“Goff Family Trust”) is 500 Commerce Street, Suite 700, Fort Worth, Texas 76102. John C. Goff is the Sole Trustee of Goff Family Trust. Goff Family Trust is the record holder of 2,413,523 shares of Class A Common Stock, and as managing member of GFT Strategies, LLC and sole shareholder of Goff Capital, Inc. and JCG 2016 Management, LLC Holdings GP, may be deemed to beneficially own the shares of Class A Common Stock held of record by those entities.

(7)	The address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.
(8)	The address of Teacher Retirement System of Texas is 1000 Red River Street, Austin, Texas 78701.
(9)

John C. Goff is the record holder of 714,357 shares of Class A Common Stock, and as a manager of Kulik GP, LLC, manager of Goff Focused Strategies, LLC, the sole board member of The Goff Family Foundation, and the sole trustee of the Goff Family Trust, which is the sole shareholder of Goff Capital, Inc. and JCG 2016 Management, LLC, he may be deemed to beneficially own the shares of Class A Common Stock held of record by those entities.

(10)	Includes 9,131 shares of Class A Common Stock underlying RSU awards granted as compensation in respect of service on our Board of Directors.
(11)	Mr. Conner resigned as Executive Vice President of the Company on August 18, 2023, effective immediately.
(12)	Includes 2,435 shares of Class A Common Stock underlying RSU awards.
*	Less than 1%

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis reviews the compensation policies and programs for individuals who were deemed our “named executive officers” or “NEOs,” as determined under applicable SEC rules.

The narrative discussion set forth in this Compensation Discussion and Analysis is intended to provide additional information related to the data presented in the compensation-related tables included throughout the “Executive and Director Compensation” section of this information statement and largely describes the compensation program that was in place from January 1, 2022 to December 31, 2022.

Executive Summary

Named Executive Officers

The following individuals were deemed our named executive officers for the year ended December 31, 2022:

•	David C. Rockecharlie, Chief Executive Officer and Director;

•	Brandi Kendall, Chief Financial Officer and Director;

•	Todd N. Falk, Chief Accounting Officer;

•	Benjamin M. Conner, Executive Vice President

•	John Clayton “Clay” Rynd, Executive Vice President; and

•	Bo Shi, General Counsel and Corporate Secretary.

We have been externally managed by our Manager since the closing of the Merger Transactions pursuant to the terms of the Management Agreement. During fiscal year 2022, all of our executive officers other than Mr. Shi, which consists of five of the six individuals deemed to be our named executive officers above, were employed by the Manager (such named executive officers who are employed by the Manager, the “Manager Executives”). Because our Management Agreement provides that our Manager is responsible for managing our day-to-day affairs, the Manager Executives did not currently receive any cash or equity-based compensation from us or any of our subsidiaries for serving as our executive officers. Additionally, the Management Agreement does not require the Manager Executives to dedicate a specific amount of time to fulfilling our Manager’s obligations to us under the Management Agreement and does not require a specified amount or percentage of the fees paid to the Manager to be allocated to the Manager Executives. Our Manager does not compensate its employees specifically for such services because these individuals also provide investment management and other services to other investment vehicles that are sponsored, managed or advised by affiliates of our Manager. As a result, our Manager has informed us that it cannot identify the portion of the compensation awarded to the Manager Executives by our Manager that relates solely to their services to us. Accordingly, we are unable to provide complete compensation information for any of the Manager Executives, including our Chief Executive Officer, as the total compensation of the Manager Executives reflects the performance of all the investment vehicles for which these individuals provide services, including, but not limited to, us.

Mr. Shi is the only named executive officer who was employed by us during fiscal year 2022 and the only named executive officer for whom we made compensation determinations during fiscal year 2022. Accordingly, unless specified otherwise, the following disclosures regarding the compensation paid to our named executive officers relates only to the compensation paid to Mr. Shi. As described under the heading “Item 13. Certain Relationships and Related Transactions, and Director Independence—KKR Funds” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023, certain of our consolidated subsidiaries have entered into master service agreements (the “MSAs”) with entities owned by KKR

Funds. Pursuant to the MSAs, certain of our employees, including Mr. Shi, provide services to such entities and the Company is reimbursed for compensation paid by the Company to our employee in respect of services provided to such entities. However, the disclosures related to Mr. Shi’s compensation set forth herein reflect 100% of the compensation paid to Mr. Shi by the Company and have not been reduced by amounts, if any, for which the Company was reimbursed by entities owned by KKR Funds.

Compensation Objectives

Our compensation program is intended to attract, motivate and retain talented individuals, such as Mr. Shi, who are committed to high performance and achieving successful company results. Our compensation program is not only designed to align the incentives of executives with our stockholders’ interests, but also to promote the achievement of key corporate performance measures.

Summary of Compensation Practices

We strive to maintain judicious governance standards and compensation practices by regularly reviewing best practices. We incorporated many best practices when forming our 2022 compensation program, including the following:

What We Do

•	Align our executive compensation with long-term performance

•	Align executives’ interests with those of stockholders

•	Engage an independent compensation consultant, Meridian Compensation Partners (“Meridian”), to assess our practices

•	Require that all annual equity awards have a minimum of one year before any initial vesting

•	Maintain trading policies that:

•	Prohibit all employees from short selling our securities, entering into any derivative transactions with respect to our securities, or otherwise hedging the risk and rewards of our securities

•	Prohibit Section 16 officers and directors from pledging our securities

•	Review the independence of the Compensation Committee’s independent compensation consultant annually

•	Provide for limited perquisites

What We Don’t Do

•	Automatically increase salaries each year or make lock-step changes in compensation based on peer group compensation levels or metrics

•	Pay guaranteed or multi-year cash bonuses

•	Provide significant perquisites

•	Provide tax gross-ups

•	Provide single-trigger payments upon a change in control

To help retain and motivate executives, our compensation committee aims to offer competitive compensation packages through a mix of cash and long-term, equity-based incentives. The compensation committee does not have any formal policies for allocating total compensation among the various components. Instead, the compensation committee uses its judgment, in consultation with Meridian, to establish an appropriate balance of short-term and long-term compensation for such named executive officers. The balance may change from year to year based on corporate strategy, financial performance and non-financial objectives, among other considerations.

Process for Determining 2022 Compensation

We do not determine the cash or other compensation payable by our Manager to the Manager Executives. Our Manager and its affiliates determine the salaries, bonuses and other wages earned by the Manager Executives from our Manager and its affiliates. Our Manager and its affiliates also determine whether and to what extent the Manager Executives will be provided with the opportunity to participate in employee benefit plans. The process for determining the compensation paid to Mr. Shi and our non-management directors during 2022 is described below.

Role of Compensation Committee

The compensation committee oversees our executive compensation and employee benefit programs, and, as a result, reviews and approves all compensation decisions relating to Mr. Shi. The compensation committee also approves its report for inclusion in this information statement and has reviewed and discussed this Compensation Discussion and Analysis with management.

The compensation committee reviews and approves, or recommends that our Board of Directors approve, the compensation of Mr. Shi and our non-management directors, administers our incentive compensation and benefit plans, selects and retains independent compensation consultants and assesses whether any of our compensation policies and programs have the potential to encourage excessive risk-taking. The compensation committee may delegate, to any subcommittee it may form, responsibility and authority for any particular matter as it deems appropriate under the circumstances. The compensation committee may also delegate approval of award grants and other responsibilities regarding the administration of compensatory programs to a subcommittee consisting solely of members of the compensation committee or to members of the Board who are “non-employee directors” for purposes of Rule 16b-3 of the Exchange Act.

Role of Independent Compensation Consultant

During fiscal year 2022, the compensation committee continued to engage Meridian as its independent compensation consultant to assist the committee with its responsibilities related to our executive officer and director compensation programs. A representative of Meridian attends compensation committee meetings as requested. Meridian provides no services to management or the compensation committee that are unrelated to the duties and responsibilities of the compensation committee, and the compensation committee makes all decisions regarding the compensation of Mr. Shi and our non-management directors. Meridian reports directly to the compensation committee, and all work conducted by Meridian for us is on behalf of the compensation committee.

Role of Chief Executive Officer and Senior Management

Our named executive officers regularly interact with the compensation committee and its chair to suggest and discuss our compensation structure and programs. Our chief executive officer makes recommendations for the annual cash and equity incentive awards for Mr. Shi and other employees of the Company.

Use of Market Data and Peer Group Analysis

From time to time, Meridian provides the compensation committee with market and peer group data for comparison purposes, such as to compare equity and pay mix practices. Meridian provides the compensation committee with a general survey of total compensation benchmarks that are reviewed by the compensation committee in its compensation determinations.

Risk Assessment of Compensation Plans

We believe that our compensation program does not encourage excessive or unnecessary risk taking. This is primarily due to the fact that our compensation programs and the compensation arrangements with the Manager are designed to encourage our named executive officers and employees to focus on both short-term and long-term strategic goals, thereby creating an ownership culture and helping to align the interests of our employees and our stockholders. Accordingly, our compensation program is balanced between short-term and long-term incentive compensation. Short-term incentive compensation is paid to Mr. Shi annually in cash, but is dependent on satisfying quantitative and qualitative factors determined in the discretion of the Compensation Committee each year. 28% percent of the total annual incentive compensation awarded to Mr. Shi during 2022 was in the form of a long-term equity-based award that vests in equal annual installments over a three-year period.

2022 Compensation Decisions

Base Salary

Base salaries serve to provide fixed cash compensation to our employees, including Mr. Shi, for performing their ongoing responsibilities to the Company. Mr. Shi’s initial base salary of $300,000, which was in effect from the inception of his employment through December 31, 2022, was determined by our predecessor prior to the closing of the Merger Transactions. Effective January 1, 2023, based on information provided by Meridian and Mr. Shi’s contributions, the Compensation Committee approved the increase of Mr. Shi’s base salary to $400,000.

While we do not pay the Manager Executives any cash compensation, we pay the Management Compensation to our Manager. The Management Compensation compensates our Manager for the services that it provides to the Company, including making the Manager Executives available to serve as our executive officers. The Manager Compensation is described in more detail under the heading “Items 1 and 2. Business and Properties—Management Agreement” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023.

Annual Cash Incentive Awards

Annual cash incentive awards are used to motivate and reward our employees, including Mr. Shi. We do not maintain a formal annual cash incentive award program, as such awards are instead determined on a discretionary basis and are generally based on individual performance and the financial health and performance of the Company. the target amount of Mr. Shi’s annual cash incentive compensation for 2022, which was set at 115% of Mr. Shi’s base salary, was determined by our predecessor prior to the closing of the Merger Transactions. The Compensation Committee reviewed input from Meridian and the considerations outlined above and no changes to Mr. Shi’s target annual cash incentive compensation have been instituted for 2023.

Equity-Based Compensation

We have adopted two equity incentive plans pursuant to which we may grant equity-based compensation to our service providers. Our Compensation Committee believes that awards under these plans promote alignment of the interests of management with those of our stockholders and promote creation of value for our stockholders. The Manager Incentive Plan governs the Incentive Compensation granted to our Manager, and the Equity Incentive Plan governs awards to our service providers who are not employees of the Manager, including Mr. Shi.

During 2022, we issued restricted stock unit awards subject to time-based vesting to certain of our employees, including Mr. Shi, and our non-management directors pursuant to the Equity Incentive Plan. The target value of $100,000 for Mr. Shi’s 2022 equity-based compensation was determined by our predecessor prior to the closing of the Merger Transactions. On April 1, 2022, Mr. Shi was granted 7,305 RSUs, with the number of such RSUs determined by dividing Mr. Shi’s target equity award value by $13.69, which was the volume-weighted average closing price per share of our Class A Common Stock for the first 20 trading days following the completion of the Merger Transactions. Mr. Shi’s 2022 RSU Award vests in substantially equally installments on each of the first three anniversaries of the grant date; provided he remains continuously employed by the Company through each such vesting date. The actual value realized by Mr. Shi with respect to his 2022 RSU Award will be dependent on the value of the Class A Common Stock on the relevant settlement date. Because all of the Manager Executives were employees of our Manager, none of the Manager Executives were eligible to receive an award under the Equity Incentive Plan and thus no Manager Executive received an award of equity-based compensation from us during fiscal year 2022. While we do not pay the Manager Executives any equity-based compensation, we pay our Manager the Incentive Compensation. The Incentive Compensation serves to further align the interests of our Manager and the Manager Executives with those of the Company and its stockholders and mitigates the possibility of excessive risk taking. The Manager Incentive Plan and the Incentive Compensation are described in more detail under the heading “Executive and Director Compensation—Other Equity Compensation Arrangements.”

Employment Agreements and Severance and Change in Control Benefits

We have not entered into employment agreements with any of our named executive officers. Further, we do not have any arrangements that would obligate us to make payments to the Manager Executives upon the termination of their services to us or in the event of a change in control of us. However, the award agreement governing the RSU award granted to Mr. Shi in 2022 provides for “double trigger” acceleration of vesting in the event that Mr. Shi experiences a qualifying termination in the 12-month period following a change in control. Mr. Shi is not entitled to any payments or benefits in connection with a termination of his employment that occurs prior to, or more than 12 months following, a change in control. The arrangement with Mr. Shi is described in more detail under the heading “—Potential Payments Upon Termination or Change in Control.”

Other Benefits

Employee Benefits

We offer a comprehensive array of benefits to our employees, including Mr. Shi. These benefits are offered in order to attract and retain qualified employees. Subject to the terms of any applicable plans, policies or programs, Mr. Shi is entitled to receive employee benefits, including any and all vacation, deferred compensation, retirement, health and welfare insurance as we may provide from time to time to salaried employees generally, and such other benefits as the Compensation Committee may from time to time establish for our management-level employees.

Retirement Benefits

We currently maintain a retirement plan intended to provide benefits under section 401(k) of the Code whereby employees, including Mr. Shi, are allowed to contribute a portion of their base salaries to a tax qualified retirement account. In fiscal year 2022, matching contributions were made to participating employees equal to 100% of the employee’s deferral contributions up to 5% of the employee’s compensation, subject to applicable nondiscrimination limitations imposed by the Code. The contributions made on behalf of Mr. Shi for fiscal year 2022 are disclosed in the footnotes to the Summary Compensation Table.

Other Compensation Policies and Practices

Anti-Hedging and Pledging Policies

All directors, officers and other employees of the Company are prohibited from making any short sales of any securities of the Company and from engaging in transactions involving Company-based derivative securities. This prohibition includes, but is not limited to, trading in Company-based option contracts, transacting in straddles or collars, hedging (generally purchasing any financial instrument or engaging in any transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s securities), transacting in convertible debt and writing puts or calls. In addition, pursuant to the Company’s Insider Trading Policy, directors, officers and employees are prohibited from holding the Company’s securities in a margin account or pledging securities of the Company as collateral for a loan. Pledging of the company securities in conjunction with hedging transactions is prohibited.

Stock Ownership Guidelines

To further align the interests of our directors with the interests of the Company’s other stockholders, our Nominating Committee established stock ownership and retention guidelines for our non-management directors during 2022. These guidelines are described in detail under the heading “—Director Compensation” below.

Clawback Policy

In the future, we intend to adopt a clawback policy that complies with the final rule adopted by the SEC in November 2022 and the applicable listing standards adopted by the NYSE, with such clawback policy to be effective within the prescribed timeframe under such final rule and such listing standards. The clawback policy is expected to require us to recoup certain incentive-based compensation erroneously awarded to our current and former executive officers in the event of an accounting restatement. While the NYSE has issued its proposed listing standards, the SEC has not yet adopted such standards and so neither the final listing standards or the clawback policy have been adopted and the foregoing provisions remain subject to change. As a result, the foregoing description is qualified in its entirety by reference to the final form of the clawback policy once adopted.

Say on Pay Vote

In accordance with Dodd-Frank and as required by Rule 14a-21 of the Exchange Act, because we have not yet solicited proxies from our stockholders related to the election of directors, we have not yet held a non-binding, advisory note on the compensation of our named executive officers. We will hold such a vote at the first meeting for which we are required to do so. We value the opinions of our stockholders and are committed to excellence in corporate governance, and as part of this commitment, our Compensation Committee and Board of Directors intend to consider the results of future shareholder advisory votes when determining the compensation we pay to our named executive officers.

Compensation Committee Report

Our compensation committee has furnished the following report. The information contained in this Compensation Committee Report is not to be deemed “soliciting material” or “filed” with the SEC, nor is such information to be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that we specifically incorporate it by reference into such filings.

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K under the Exchange Act with management. Based on such review and discussions, the compensation committee recommended to our Board that the Compensation Discussion and Analysis be included in this information statement.

Compensation Committee of the Board of Directors
Claire Farley
Bevin Brown
Brandi Kendall

2022 Executive Compensation Tables

Summary Compensation Table

The following table sets forth the compensation paid to our named executive officers by us for their services for the fiscal years presented.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
David C. Rockecharlie	2022	—	—	—	—	—
Chief Executive Officer	2021	—	—	—	—	—
	2020	—	—	—	—	—
Brandi Kendall	2022	—	—	—	—	—
Chief Financial Officer	2021	—	—	—	—	—
	2020	—	—	—	—	—
Todd N. Falk	2022	—	—	—	—	—
Chief Accounting Officer	2021	—	—	—	—	—
	2020	—	—	—	—	—
Benjamin M. Conner	2022	—	—	—	—	—
Executive Vice President	2021	—	—	—	—	—
	2020	—	—	—	—	—
John Clayton “Clay” Rynd	2022	—	—	—	—	—
Executive Vice President	2021	—	—	—	—	—
	2020	—	—	—	—	—
Bo Shi	2022	300,000	345,000	134,485	14,182	793,667
General Counsel and Corporate Secretary

(1)

The amount reported in this column represents the aggregate grant date fair value, determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, excluding the effects of estimated forfeitures, of RSUs awarded in 2022 under our Equity Incentive Plan to Mr. Shi. The assumptions used in calculating the aggregate grant date fair value of such award are described under the heading NOTE 13—Incentive Compensation Arrangements in the notes to our Combined and Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023. As described in the Compensation Discussion and Analysis, the amount reported in this column does not reflect the actual value that will be realized by Mr. Shi in respect of his 2022 RSU award. We have not granted equity or equity-based awards to any of the Manager Executives.

(2)

Amounts reported in this column for Mr. Shi reflect Company-paid life insurance premiums and 401(k) matching contributions in the amounts of $1,044 and $13,138 for the fiscal year ended December 31, 2022, respectively.

Grants of Plan-Based Awards for Fiscal Year 2022

The table below includes information regarding RSUs granted under our Equity Incentive Plan to our named executive officers during the fiscal year ended December 31, 2022.

Name	Grant Date	Approval Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
David C. Rockecharlie	—	—	—	—
Brandi Kendall	—	—	—	—
Todd N. Falk	—	—	—	—
Benjamin M. Conner	—	—	—	—
John Clayton “Clay” Rynd	—	—	—	—
Bo Shi	04/01/2022	03/08/2022	7,305	134,485

(1)

The amount included in this column represents the number of RSUs granted to Mr. Shi pursuant to the Equity Incentive Plan during fiscal year 2022. These RSUs will vest in substantially equal installments on each of the first three anniversaries of April 1, 2022. For more information, see the section titled “Compensation Discussion and Analysis—Equity-Based Compensation” above.

(2)

The amount reported in this column represents the aggregate grant date fair value, determined in accordance with FASB ASC 718, excluding the effects of estimated forfeitures, of the RSUs granted to Mr. Shi in 2022. The assumptions used in calculating the aggregate grant date fair value of such award are described under the heading NOTE 13—Incentive Compensation Arrangements in the notes to our Combined and Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023.

Narrative to Summary Compensation Table and Grants of Plan Based Awards Table

Employment Agreements

We have not entered into employment agreements with any of our named executive officers. More information on the agreements we have entered into with our named executive officers is provided in the Compensation Discussion and Analysis above under the heading “—Compensation Discussion and Analysis—Employment Agreements and Severance and Change in Control Benefits.”

Salary and Bonus in Proportion to Total Compensation

The table below reflects the aggregate amount of Mr. Shi’s 2022 salary and bonus in proportion to the total compensation paid to Mr. Shi during 2022. The amounts reported in this table for Mr. Shi were calculated using the amounts reported in the “Salary” and “Bonus” columns of the Summary Compensation Table above. More information regarding Mr. Shi’s salary and bonus arrangements is provided in the Compensation Discussion and Analysis above under the headings “—Compensation Discussion and Analysis—2022 Compensation Decisions—Base Salary” and “—Compensation Discussion and Analysis—2022 Compensation Decisions—Annual Cash Incentive Awards.”

Name	Year	Salary and Bonus ($)	Salary and Bonus as a Percentage of Total Compensation
Bo Shi	2022	645,000	81%

We do not pay any cash or other compensation to the Manager outside of the Manager Incentive Plan as described in more detail in the Compensation Discussion and Analysis above.

2022 Equity Incentive Plan Awards

We granted an award of time-based RSUs to Mr. Shi under the Equity Incentive Plan during 2022. Mr. Shi will have no right to receive any dividends or other distribution with respect to a RSU unless and until shares of Class A Common Stock have been delivered in respect of the RSUs that become vested, if any, in accordance with the terms and conditions of the corresponding RSU award. The terms and conditions, including vesting, applicable to Mr. Shi’s 2022 RSU Award are further described in the Compensation Discussion and Analysis above under the heading “—Compensation Discussion and Analysis—Equity-Based Compensation.” The potential acceleration and forfeiture events relating to Mr. Shi’s 2022 RSU award are described, as of December 31, 2022, in greater detail under the heading “—Potential Payments Upon Termination or Change in Control” below.

Outstanding Equity Awards at 2022 Fiscal Year End

The following table reflects information regarding outstanding equity-based awards held by our named executive officers as of December 31, 2022, which consist of RSUs granted under the Equity Incentive Plan to Mr. Shi.

Name	Stock Awards (1)

	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
David C. Rockecharlie	—	$—
Brandi Kendall	—	—
Todd Falk	—	—
Benjamin M. Conner	—	—
John Clayton “Clay” Rynd	—	—
Bo Shi	7,305	$87,587

(1)

The RSU award granted to Mr. Shi represents the contingent right to receive one share of our Class A Common Stock upon vesting and vests in substantially equal installments on each of the first three anniversaries of April 1, 2022.

(2)

The amount included in this column represents the market value of our Class A Common Stock underlying the RSU award granted to Mr. Shi, computed based on the closing price of our Class A Common Stock on December 30, 2022, the last trading day of 2022, which was $11.99 per share.

Option Exercises and Stock Vested in Fiscal Year 2022

None of our named executive officers held equity or equity-based awards that were exercised or became vested during the fiscal year ended December 31, 2022.

Pension Benefits and Nonqualified Deferred Compensation

We have not maintained, and do not currently maintain, a defined benefit pension plan or a nonqualified deferred compensation plan providing for retirement benefits to our employees, including the named executive officers.

Potential Payments Upon Termination or Change in Control

Termination and Change in Control Arrangements

Since the Manager Executives are employees of our Manager or its affiliates, we do not have any obligations to make any payments to the Manager Executives upon a termination of employment or upon a change of control.

However, we are obligated to make certain payments to the Manager in connection with certain terminations of the Management Agreement. Such payments are described above under the heading “Items 1 and 2. Business and Properties—Management Agreement” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023.

The award agreement governing Mr. Shi’s 2022 RSU award provides that, upon a termination of Mr. Shi’s employment by the Company without “cause” or a resignation by Mr. Shi for “good reason” that, in each case, occurs within the 12 month period following a “change in control” of the Company, any RSUs that remain unvested as of the date of such termination will immediately vest in full, provided Mr. Shi has remained continuously employed by us from the grant date of such award through the date of termination. Upon a termination of Mr. Shi’s employment for any other reason, any unvested RSUs held by him as of the applicable termination date will be forfeited without consideration. Mr. Shi is not entitled to any payments or benefits in connection with a termination of his employment that occurs prior to, or more than 12 months following, a change in control of the Company.

The terms set forth below are generally defined as follows for purposes of Mr. Shi’s award agreement:

•

“cause” means one or more of the following: (i) gross negligence or willful misconduct in the performance of duties to the Company or its affiliates, (ii) material breach of any material provision of any written agreement with the Company or an affiliate, or the material breach of an applicable corporate policy or code of conduct, (iii) willful conduct that is materially injurious to the Company or an affiliate, or (iv) conviction of, plea of no contest to, or the receipt of deferred adjudication or adjudicated probation in connection with a felony involving fraud, dishonesty or moral turpitude (or a crime of similar import in a foreign jurisdiction);

•

“good reason” means a material diminution in base salary, provided that good reason exists only if such diminution occurs without consent, written notice is provided to the Company of such diminution within 45 days of its occurrence, such diminution remains uncorrected for 30 days following receipt of such notice and the date of termination occurs within 90 days of the date such notice is received by the Company; and

•

“change in control” means one of the following: (i) the acquisition of more than 50% of the then outstanding Class A Common Stock or total voting power of the Company, (ii) a majority of the members of the Board are replaced with individuals who are not incumbent directors over any two year period, (iii) a sale, merger or similar transaction or series of related transactions involving the Company, as a result of which the owners of the Company’s securities prior to such transaction cease to hold more than 50% of the voting securities of the surviving entity, any single person owns more than 50% of the securities entitled to vote for the election of directors or the incumbent directors prior to such transaction cease to represent at least a majority of the board of the surviving entity or its parent, or (iv) the sale of all or substantially all of the assets of the Company in a transaction or series of related transactions.

Quantification of Benefits

The following table provides information concerning the estimated payments and benefits that would be provided in the circumstances described above to each of our named executive officers. Except where otherwise noted, payments and benefits are estimated assuming both qualifying termination of employment and a change in control occurred on December 31, 2022. There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if other circumstances affect the assumptions used to estimate these potential payments and benefits. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits paid in such circumstances may be different than those set forth in the table below.

Benefits and Payments	Termination Without Cause or for Good Reason During 12 Month Period Following Change in Control ($)		Change in Control ($)(1)	All Other Terminations ($)(1)
David C. Rockecharlie
Cash Severance	—		—	—
Accelerated Equity Awards	—		—	—

Total	—		—	—

Brandi Kendall
Cash Severance	—		—	—
Accelerated Equity Awards	—		—	—

Total	—		—	—

Todd N. Falk
Cash Severance	—		—	—
Accelerated Equity Awards	—		—	—

Total	—		—	—

Benjamin M. Conner
Cash Severance	—		—	—
Accelerated Equity Awards	—		—	—

Total	—		—	—

John Clayton “Clay” Rynd
Cash Severance	—		—	—
Accelerated Equity Awards	—		—	—

Total	—		—	—

Bo Shi
Cash Severance	—		—	—
Accelerated Equity Awards	87,587	(2)	—	—

Total	$87,587		$—	$—

(1)

None of the Manager Executives are eligible to receive any payments or benefits in the event of a change in control of us or a termination of employment. Further, Mr. Shi is not eligible to receive any payments or benefits in any of the following scenarios: the occurrence of a change in control without a qualifying termination of employment, a termination of employment by the Company with or without Cause outside the 12 month period following a change in control, a termination of employment due to a named executive officer’s resignation with or without good reason outside the 12 month period following a change in control, or a termination due to a named executive officer’s death or disability.

(2)

This amount was calculated by multiplying (a) the number of shares of our Class A Common Stock underlying Mr. Shi’s RSU awards that would accelerate upon a qualifying termination of Mr. Shi’s employment that occurred in December 31, 2022, assuming that such termination occurred during the 12-month period following a change in control, by (b) $11.99, the closing price of our Class A Common Stock on December 30, 2022, the last trading day of 2022.

CEO Pay Ratio

Section 953(b) of Dodd-Frank, and Item 402(u) of Regulation S-K, requires that we provide information about the relationship of the annual total compensation of David C. Rockecharlie, our chief executive officer, to the median annual total compensation of other employees providing services to us. However, as disclosed in the “Compensation Discussion and Analysis” section above, Mr. Rockecharlie did not receive any direct cash or other compensation from us nor did our Manager allocate any cash or other compensation solely for Mr. Rockecharlie’s services as our chief executive officer, and we did not reimburse our Manager or any of its affiliates for any compensation paid to Mr. Rockecharlie. As a result, we are unable to provide a ratio of the median employee’s annual total compensation to the total annual compensation of Mr. Rockecharlie.

Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation and the Company’s financial performance for each of 2022, 2021 and 2020. The table below summarizes the (i) compensation values reported in the Summary Compensation Table for our principal executive officer (“PEO”) and the average compensation values reported for our other non-PEO NEOs as compared to the “Compensation Actually Paid,” calculated pursuant to the applicable rules and (ii) Company’s financial performance for the years ended December 31, 2022, 2021 and 2020. The below table does not include a “Company-Selected Measure” because the Compensation Actually Paid to our NEOs is not determined by reference to any specific financial metric. As described above under the heading “Executive and Director Compensation—Compensation Discussion and Analysis,” Mr. Shi was the only named executive officer who received compensation from us during 2022, and, prior to January 1, 2022, we did not provide compensation to any of our named executive officers. As such, no compensation data is required to be reported for the 2021 and 2020 fiscal years.

			Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(1)(2)	Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(1)			Total Stockholder Return(3)	Peer Group Total Stockholder Return(3)(4)	Net Income (Loss)(5)
							(In thousands)
2022	$—	$—	$793,667	$746,769	$76	$134	$96,674
2021	—	—	—	—	$76	$95	$(19,376)
2020	—	—	—	—	—	—	—

(1)

For each of the years included above, our PEO was David C. Rockecharlie. For 2022, the non-PEO NEOs were Brandi Kendall, Todd N. Falk, Benjamin M. Conner, John Clayton Rynd and Bo Shi. However, as noted above, Mr. Shi was the only named executive officer who received compensation from us during 2022 and hence the amounts shown reflect compensation solely for Mr. Shi. For 2021 and 2020, the non-PEO NEOs were Brandi Kendall, Todd N. Falk, Benjamin M. Conner, and John Clayton Rynd. Prior to January 1, 2022, we did not provide compensation to any of our named executive officers and hence no compensation has been reported for 2021 and 2020.

(2)	For details regarding how the amount in this column is calculated, refer to the “Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid” tables immediately below.

(3)

The calculation of Total Stockholder Return and Peer Group Total Stockholder Return assumes $100 invested beginning on December 8, 2021 (which is the date that our Class A Common Stock became listed on the NYSE) and the reinvestment of dividends.

(4)

Peer Group Total Stockholder Return reflects total stockholder return for the following companies: Marathon Oil Corporation, Ovintiv, Inc., APA Corporation, EQT Corporation, Antero Resources Corporation, Chesapeake Energy Corporation, Range Resources Corporation, Matador Resources Corporation, PDC Energy, Inc., Southwestern Energy Company, Murphy Oil Company, Denbury Inc., Magnolia Oil & Gas Corporation, SM Energy Company, California Resources Corporation, CNX Resources Corporation, Callon Petroleum Company, Chord Energy Corporation, and Comstock Resources, Inc. (collectively, the “Performance Peer Group”).

(5)	Reflects the Company’s net income (loss) prepared in accordance with GAAP for the years shown.

The amounts reported as Compensation Actually Paid represent totals for Mr. Shi from the Summary Compensation Table above, adjusted for certain items as detailed in the following table for the year ended December 31, 2022 (as noted above, prior to January 1, 2022, we did not provide compensation to any of our named executive officer and hence no adjustments are required for the years ended December 31, 2021 and 2020):

Adjustments to Summary Compensation Tables to Determine Compensation Actually Paid	2020	2021	2022
Average for Non-PEO NEOs Summary Compensation Table—Total	$—	$—	$793,667
Deduction of Average Amounts Reported under the “Stock Awards” column in the Summary Compensation Table	—	—	(134,485)
Add (Subtract):
Average of the year-end fair value of any equity awards granted in the covered fiscal year that are outstanding and unvested as of the end of the covered fiscal year	—	—	87,587
Average amount of change as of the end of the covered fiscal year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered fiscal year	—	—	—
For awards granted in prior years that vest in the covered fiscal year, the amount equal to the average change as of the vesting date (from the end of the prior fiscal year) in fair value	—	—	—
Total Equity Award Related Adjustments	—	—	(46,898)

Average Compensation Actually Paid—Total	$—	$—	$746,769

The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs (which, as noted above, consists solely of compensation for Mr. Shi for 2022 as Mr. Shi was the only named executive officer who received compensation from us during 2022 and none of our named executive officers received compensation in 2020 or 2021) and the cumulative total stockholder return on our Class A Common Stock. The graph also provides a comparison of the Company’s cumulative total stockholder return to the cumulative total stockholder return of the Performance Peer Group. The cumulative total stockholder returns presented below assume a $100 investment beginning on December 8, 2021 (which is the date that our Class A Common Stock became listed on the NYSE) and the reinvestment of dividends. We did not include a graph illustrating the relationship between Compensation Actually Paid to our PEO and the cumulative total stockholder return on our Class A Common Stock because, as discussed elsewhere in this information statement, we have not compensated our PEO.

The following graph illustrates the relationship between average Compensation Actually Paid to our non-PEO NEOs for 2022, which was the only year in which we compensated any of our NEOs, as compared to the Company’s net income (loss). The Company’s net income (loss) is reported for 2022 and 2021 since the Company was formed on December 7, 2021. We did not include a graph illustrating the relationship between Compensation Actually Paid to our PEO and the Company’s net income (loss) because, as discussed elsewhere in this information statement, we have not compensated our PEO.

Please see the “Compensation Discussion and Analysis” above for more information on how the compensation paid to Mr. Shi is determined. Because the Compensation Actually Paid to Mr. Shi is not linked to any specific financial performance measures, we do not have a “Company-Selected Measure” and we do not have a tabular list of the most important financial metrics to disclose.

Director Compensation

2022 Compensation

The following table sets forth information concerning the compensation paid by us to our directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
John C. Goff	71,000	168,102	—		239,102
Claire S. Farley	91,500	168,102	—		259,602
Robert G. Gwin	69,000	168,102	—		237,102
Ellis L. “Lon” McCain	88,000	168,102	—		256,102
Karen J. Simon	73,000	168,102	25,000	(4)	266,102
Erich Bobinsky (1)	72,000	168,102	—		240,102
Bevin Brown (1)	71,000	168,102	—		239,102

(1)

Erich Bobinsky and Bevin Brown are officers and employees of Liberty Holdco and serve on our Board of Directors as nominees of PT Independence. Mr. Bobinsky and Ms. Brown have agreed that they will not receive any separate compensation for serving as directors of the Company and have agreed to transfer to Liberty Holdco any director compensation that they receive from us, including any shares received in respect of equity or equity-based awards. As such, all amounts reported for Mr. Bobinsky and Ms. Brown in this table will not be retained by them, but instead will be transferred to Liberty Holdco. As such, Mr. Bobinsky and Ms. Brown will not retain any compensation with respect to their service on our Board of Directors in 2022. The aggregate number of outstanding RSUs held by each non-management director as of December 31, 2022 was 9,131.

(2)

The amounts reported in this column represent the aggregate grant date fair value, determined in accordance with FASB ASC 718, excluding the effects of estimated forfeitures, of 9,131 RSUs that were granted to each non-management director pursuant to the Equity Incentive Plan on April 1, 2022. The assumptions used in calculating the aggregate grant date fair value of such awards are described under the heading NOTE 13—Incentive Compensation Arrangements in the notes to our Combined and Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023. The RSU awards will vest in full on April 1, 2023, subject to the director continuously providing services on our Board of Directors through such date.

(3)

As described below, the target value of the annual equity-based compensation granted to our non-management directors is $125,000. The number of RSUs issued pursuant to the 2022 awards was determined by dividing such target value by $13.69, which was the volume-weighted average closing price per share of our Class A Common Stock for the first 20 trading days following the completion of the Merger Transactions.

(4)	The amount reported represents a charitable donation made on Ms. Simon’s behalf in connection with her service on the Company’s ESG Council.

Director Compensation Policy

In connection with the Merger Transactions, we established a comprehensive non-management director compensation policy. The policy is designed to provide competitive compensation necessary to attract and retain high quality non-management directors and to encourage ownership of our Class A Common Stock to further align their interests with those of the Company’s stockholders. No compensation is paid to management directors. The non-management director compensation policy in effect for the fiscal year ended December 31, 2022, provided for the following compensation to our non-management directors:

•	An annual cash retainer of $65,000;

•	An annual equity-based award with a value of $125,000 (adjusted for partial periods of service) granted in the form restricted stock units, subject to a one-year vesting period;

•	An additional annual cash retainer for the following committee chairs:

•	$15,000 for the chairperson of the Audit Committee,

•	$10,000 for the chairperson of the Compensation Committee, and

•	$9,500 for the chairperson of the Nominating Committee; and

•	Meeting attendance fees of $1,000 for each Board of Directors and committee meeting attended in person or telephonically.

The Compensation Committee engaged Meridian to review our non-management director compensation policy. In light of the non-management directors’ roles and responsibilities and after considering director compensation at relevant peer group companies and recommendations by Meridian, our Board of Directors adopted the following changes to our non-management director compensation policy that became effective for the 2023 calendar year:

•	Increased annual cash retainer to $80,000;

•	Increase the value of annual restricted stock unit award to $160,000 (adjusted for partial periods of service);

•	Increased additional annual cash retainer for chairperson of Audit Committee to $20,000;

•	Added additional equity-based award to the non-executive Chairman of the Board with a value of $125,000 granted in the form of restricted stock units, subject to a one-year vesting period; and

•	Discontinued payment of meeting attendance fees.

We also provide for the reimbursement of out-of-pocket expenses incurred by directors in the performance of their duties, including reasonable travel expenses incurred attending meetings. Each director is indemnified for his or her actions associated with being a director to the fullest extent permitted under Delaware law.

Stock Ownership Requirements

To further align the interests of our non-management directors with those of our stockholders, in November 2022, our Nominating Committee adopted stock ownership and retention requirements for all non-management directors, other than Mr. Bobinsky or Ms. Brown who were appointed to serve on our Board pursuant to the director nominee rights held by their employer, Liberty, and are prohibited by Liberty from owning securities of the Company in their individual capacities.

Pursuant to the stock ownership guidelines, the applicable non-management directors are required to own common stock of the Company equal in value to at least five times their total annual cash retainer, which includes any additional annual retainer paid for service on a committee. Share equivalents (including restricted stock units) are counted for purposes of satisfying the stock ownership requirement. Non-management directors must attain such ownership within five years of the date the guidelines were adopted, or five years of joining the Board, whichever is later.

Other Equity Compensation Arrangements

Manager Incentive Plan

Prior to the closing of the Merger Transactions, we adopted and our stockholders approved, the Manager Incentive Plan. The purpose of the Manager Incentive Plan is to provide a means through which we may provide equity-based compensation to the Manager, as required by the Management Agreement. The description of the Manager Incentive Plan set forth below is a summary of the material features of the Manager Incentive Plan. This summary does not purport to be a complete description of all of the provisions of the Manager Incentive Plan and is qualified in its entirety by reference to the Manager Incentive Plan, which was filed as Exhibit 10.5 to our Annual Report on Form 10-K filed with the SEC on March 7, 2023, and is incorporated by reference herein.

Manager Incentive Plan Share Limit. Subject to adjustment in the event of certain transactions or changes of capitalization in accordance with the Manager Incentive Plan, 4,306,745 were initially reserved for issuance pursuant to awards under the Manager Incentive Plan. The aggregate number of shares of Class A Common Stock reserved for delivery shall be increased on January 1 of each calendar year that occurs before the tenth anniversary of the Effective Date (as defined in the Manager Incentive Plan) by 10% of the additional Class A Common Stock issued, if any, during the immediately preceding calendar year. If an award under the Manager Incentive Plan is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will again be available for new awards under the Manager Incentive Plan.

Administration. The Manager Incentive Plan is administered by the Board or a committee later appointed by the Board.

Awards. The Manager Incentive Plan provides for the grant of (i) stock options; (ii) stock appreciation rights; (iii) restricted or unrestricted Class A Common Stock; (iv) restricted stock units; (v) other equity-based awards; (vi) incentive awards; (vii) cash awards; (viii) performance awards; and (ix) substitute awards.

Certain Transactions. If any change is made to our capitalization, such as a stock split, stock combination, stock dividend, exchange of shares or other recapitalization, merger or otherwise, which results in an increase or decrease in the number of outstanding shares of Class A Common Stock, appropriate adjustments will be made by the committee in the shares subject to awards under the Manager Incentive Plan. The committee will also have the discretion to make certain adjustments to awards in the event of a Change in Control (as defined in the Manager Incentive Plan), such as accelerating the vesting or exercisability of awards, requiring the assumption of awards or substitution of awards for new awards or cancelling awards in exchange for payments of consideration in forms determined by the committee.

Clawback Policy. All awards under the Manager Incentive Plan will be subject to our clawback or recapture policy, as in effect from time to time.

Amendment and Termination. The Board may amend or terminate the Manager Incentive Plan at any time; however, no amendment may adversely impair the rights of participants with respect to outstanding awards and shareholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The committee will not have the authority, without the approval of shareholders, to amend any outstanding stock option or stock appreciation right to reduce its exercise price per share. The Manager Incentive Plan will remain in effect for a period of ten years following the effective date of the Manager Incentive Plan (unless earlier terminated by the Board).

Other. As described under “The Transaction Agreement and Related Agreements—OpCo LLC Agreement”, the OpCo LLC Agreement provides that, subject to certain exceptions, at any time we issue a share of Class A Common Stock or any other equity security (including awards granted under the Manager Incentive Plan) following the Merger Transactions, the net proceeds received by us with respect to such issuance, if any, will be concurrently contributed to OpCo, which, in turn, will issue one unit (if we issue a share of Class A Common Stock) or such other equity security (if we issue equity securities other than Class A Common Stock) corresponding to the equity securities issued by us to the Company Group.

The Incentive Compensation

Following the closing of the Merger Transactions, the Manager was granted the Incentive Compensation, which is an award of restricted stock units subject to performance-based vesting (“PSUs”) under the Manager Incentive Plan, as required by the Management Agreement. This summary does not purport to be a complete description of all of the provisions of the Incentive Compensation and is qualified in its entirety by reference to the award agreement governing the Incentive Compensation (the “Award Agreement”), the form of which was filed as Exhibit 10.6 to our Annual Report on Form 10-K filed with the SEC on March 7, 2023 and is incorporated by reference herein.

General Description. The Incentive Compensation is a grant of five “Target PSUs,” each of which corresponds to a number of shares of Class A Common Stock equal to 2% of the total number of shares of Class A Common Stock outstanding on each Performance Period End Date (as defined in the Award Agreement). The Incentive Compensation represents the right to receive shares of Class A Common Stock in an amount ranging from 0% to 240% of each Target PSU, subject to the Company’s achievement of certain performance-based vesting conditions.

Vesting. Each Target PSU will become earned, if at all, following the determination of the Company’s level of achievement of certain performance goals during a three-year performance period. For each performance period, the performance goals for (i) 60% of the Target PSU shall be based on the Company’s absolute total stockholder return (the “Absolute TSR Portion”) during the applicable performance period and (ii) 40% of the Target PSU shall be based on the relative total stockholder return (the “Relative TSR Portion”) ranking of the Company as compared to our peer group during the applicable performance period.

For each performance period, the Absolute TSR Portion of the Target PSU will become earned based on the committee’s determination of the Company’s Absolute TSR Portion in accordance with the table below.

Absolute TSR (%)	Earned Amount (% of Absolute TSR Portion)*
<25%	0%
25%	100%
55%	150%
85%	200%
115%	250%
145%	300%

For each performance period, the Relative TSR Portion of the Target PSU will become earned based on the committee’s determination of the Company’s Relative TSR in accordance with the table below.

Relative TSR Percentile Ranking	Earned Amount (% of Relative TSR Portion)*
<20th Percentile	0%
20th Percentile	50%
40th Percentile	75%
60th Percentile	100%
70th Percentile	125%
≥80th Percentile	150%

Acceleration of Vesting. The Award Agreement provides that unearned Target PSUs will immediately be deemed earned with respect to 100% of such Target PSUs upon the occurrence of a Change in Control or a complete liquidation or dissolution of the Company, provided that the Management Agreement has not been terminated prior to such date.

ADOPTION OF THE FIRST AMENDMENT TO THE 2021 EQUITY INCENTIVE PLAN

On May 10, 2023, our Board unanimously approved the First Amendment to the Equity Incentive Plan, which increases the number of shares of our Class A Common Stock that may be issued under the Equity Incentive Plan. The Consenting Majority Stockholders approved the First Amendment on May 10, 2023. Under applicable securities regulations, the First Amendment will not become effective until the date that is 40 calendar days after the date that the Notice of Internet Availability of this information statement was first sent or given to our stockholders. The Notice of Internet Availability of this information statement is being mailed to our stockholders on or about August 25, 2023. We intend to file a registration statement on Form S-8 pursuant to the Securities Act to register the additional Class A Common Stock authorized to be granted under the Equity Incentive Plan pursuant to the First Amendment.

As originally adopted, 861,349 shares of our Class A Common Stock were reserved for issuance under the Equity Incentive Plan. As of August 7, 2023, only 590,168 shares of our Class A Common Stock remained available for issuance under the Equity Incentive Plan. The Board believes that the Equity Incentive Plan has assisted in our recruitment and retention of key employees and directors and has helped align their interests with the interests of our stockholders. The Board believes that the First Amendment will allow us to continue to promote these interests. Accordingly, the First Amendment increases the number of shares of Class A Common Stock available for delivery with respect to awards under the Equity Incentive Plan by 2,477,201 shares. The First Amendment did not result in any other changes to the Equity Incentive Plan.

Description of the Equity Incentive Plan

A summary description of the material features of the Equity Incentive Plan, as amended to reflect the First Amendment, is set forth below. This summary does not purport to be a complete description of all the provisions of the Equity Incentive Plan or the First Amendment and is qualified in its entirety by reference to (i) the Equity Incentive Plan, which was filed as Exhibit 10.7 to our Annual Report on Form 10-K filed with the SEC on March 7, 2023, and is incorporated by reference herein, and (ii) the First Amendment, which is attached as Annex A to this information statement and is incorporated by reference herein. The purpose of the Equity Incentive Plan is to is to incentivize individuals providing services to the Company or its affiliates as its employees, officers or non-management directors through grants of equity-based incentive awards, and to align their interests with those of the Company and its stockholders.

Administration

The Equity Incentive Plan is administered by the Compensation Committee of the Board.

The Committee may delegate to a subcommittee of directors or to one or more of our officers all or part of the Compensation Committee’s authority and duties under the Equity Incentive Plan, provided that such delegation does not (a) violate state or corporate law or (b) result in a loss of exemption under Rule 16b-3(d)(1) of the Exchange Act with respect to an award. This summary uses the term “Committee” to refer to the Compensation Committee and any delegate of the Compensation Committee, or in the case of awards made to non-management directors, the Board.

Subject to the terms of the Equity Incentive Plan, the Committee may select participants who receive awards and will determine the types of awards and the terms and conditions of awards. The Committee also may interpret the provisions of the Equity Incentive Plan.

Number of Shares; Award Limitations

As originally adopted, 861,349 shares of our Class A Common Stock were reserved for issuance under the Equity Incentive Plan. The First Amendment increases the number of shares of our Class A Common Stock available for awards under the Equity Incentive Plan by 2,477,201 shares. Accordingly, a total of 3,338,550 shares of our Class A Common Stock will have been authorized to be issued under the Equity Incentive Plan following the effective date of the First Amendment, which number also represents the maximum aggregate number of shares of Class A Common Stock that may be issued under the Equity Incentive Plan through incentive stock options. This number represents approximately 2.5% of our outstanding Class A Common Stock and Class B Common Stock on a fully- diluted basis. The closing sale price of a share of our Class A Common Stock, as quoted on the NYSE on August 21, 2023, was $13.50.

No non-management director may receive, in any one calendar year, more than $1,000,000 in the aggregate in awards granted under the Equity Incentive Plan and cash compensation (including retainers and cash-based awards). Notwithstanding the foregoing, awards and cash compensation may be granted or paid to non-management directors in excess of such limits for any calendar year in which the director first commences service on the Board, serves on a special committee of the Board, or serves as lead director or chairman of the Board.

Source of Shares

The shares of our Class A Common Stock issuable under the Equity Incentive Plan consist of authorized but unissued shares, treasury shares, shares purchased on the open market or by private purchase or a combination of the foregoing. If an award under the Equity Incentive Plan is forfeited, settled for cash or expires without the actual delivery of shares, any shares subject to such award will again be available for new awards under the Equity Incentive Plan. shares of Class A Common Stock.

Eligibility

Awards may be made under the Equity Incentive Plan to our or our affiliates’ officers or employees and the members of the Board, provided, that any individual employed by the Manager or any of its parent companies is not be eligible to participate in the Equity Incentive Plan.

We currently have 1 executive officer, 885 other employees and 7 non-management directors, who are eligible to receive awards under the Equity Incentive Plan.

Awards

The Equity Incentive Plan provides for the grant of (i) stock options; (ii) stock appreciation rights; (iii) restricted or unrestricted Class A Common Stock; (iv) restricted stock units; (v) other equity-based awards; (vi) incentive awards; (vii) cash awards; (viii) performance awards; and (ix) substitute awards.

Options

The Equity Incentive Plan permits the grant of options to purchase shares of Class A Common Stock intended to qualify as incentive stock options under the Code, and stock options that do not qualify as incentive stock options, referred to as nonqualified stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our Class A Common Stock on the date of grant (110% in the case of incentive stock options granted to a participant holding 10% or more of the Company’s common stock). The Committee may, in its sole discretion and without the consent of the participant, grant options in substitution for options held by employees of companies that we may acquire. In this case, the exercise price would be adjusted to preserve the acquisition date intrinsic value of the employee’s stock option from his or her former employer.

The term of each stock option will be fixed by the Committee but may not exceed 10 years from the date of grant (five years in the case of incentive stock options granted to a participant holding 10% or more of the Company’s common stock). The Committee will determine at what time or times each option may be exercised and the period of time, if any, after termination of employment during which options may be exercised. Except in the case of certain substitutions or certain changes in our capitalization, such as a stock dividend, stock split, extraordinary cash dividend, subdivision or consolidations of shares that affect the number of shares of our Class A Common Stock or the fair market value of our Class A Common Stock, the exercise price of an option may not be reduced after its grant without the approval of our stockholders. In addition, no payment may be made in cancellation of an option whose exercise price exceeds fair market value without the approval of our stockholders.

In general, an optionee may pay the exercise price of an option by cash, certified check, by tendering shares of Class A Common Stock, by attestation of ownership of shares of Class A Common Stock, by means of a broker-assisted cashless exercise, or in any other form or manner acceptable to the Committee. Any rights or restrictions with respect to the ability to transfer an option shall be set forth in the applicable award agreement, except that any option may be transferred by will or by the laws of descent and distribution. Incentive stock options granted under the Equity Incentive Plan are nontransferable other than by will or laws of descent and distribution.

Stock Appreciation Rights

Stock appreciation rights, or SARs, may be awarded under the Equity Incentive Plan. Stock appreciation rights entitle the participant to receive a number of shares of Class A Common Stock, cash or a combination of shares and cash, based on the increase in the fair market value of the shares from their grant date fair market value. The term of any SAR will be determined by the Committee, but in no event will an SAR have a term of more than 10 years from the date of grant (five years in the case of an SAR that is related to an incentive stock option granted to a participant holding 10% or more of the Company’s common stock). Any rights or restrictions with respect to the ability to transfer an SAR shall be set forth in the applicable award agreement, except that any SAR may be transferred by will or by the laws of descent and distribution. An SAR that relates to an incentive stock option is nontransferable other than by will or laws of descent and distribution.

Stock Awards

The Equity Incentive Plan also permits the grant of stock awards, either in the form of restricted stock or unrestricted common stock. A participant’s rights in the stock award may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria. These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.

Restricted Stock Units

The Equity Incentive Plan also allows the grant of restricted stock units, or RSUs, meaning the right to receive common stock, cash or a combination of common stock and cash in the future. At the time the RSU is granted, the Committee will specify the terms and conditions which govern the RSU, and will specify whether dividend equivalent rights are granted in connection with the RSUs. A participant’s rights in the RSU may be nontransferable or forfeitable or both for a period of time or subject to the attainment of certain goals tied to performance criteria (or a combination of the two). These performance goals may include, for example, a requirement that we or any of our affiliates or the participant achieve objectives based on any of the performance criteria listed below.

Performance Awards

Performance awards are awards granted to participants that are based upon performance goals specified by the Committee. The Committee may designate participants to receive performance awards and may specify the number of shares of Class A Common Stock or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time the performance award is granted, the Committee will specify the terms and conditions which govern the performance award and will specify whether dividend equivalent rights are granted in connection with the performance award. A participant will be entitled to receive payment pursuant to the performance award, subject to continued employment or service and/or the satisfaction of certain goals tied to performance criteria. The performance period applicable to any performance award shall be set by the Committee but may not exceed 10 years. Performance awards may be settled in cash, by the issuance of shares, by the delivery of other securities or property or a combination thereof.

Other Equity-Based Awards

Other equity-based awards means awards, other than incentive awards, options, SARs, stock awards, restricted stock unit awards, or performance awards, that entitle the participant to receive shares of Class A Common Stock or rights or units valued in whole or in part by reference to, or otherwise based on, common stock or other equity interests. The Committee may designate participants to receive other equity-based awards and will specify the number of shares of Class A Common Stock or the other securities or property covered by such awards as well as the terms and conditions of the awards. At the time such other equity-based award is granted, the Committee will specify the terms and conditions which govern the award and will specify whether dividend equivalent rights are granted in connection with the award. Other equity-based awards may be settled in shares of Class A Common Stock, cash, or a combination of the two.

Incentive Awards

Incentive awards entitle the participant to receive a single lump sum payment which may be in cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock, in the discretion of the Committee. At the time an incentive award is granted, the Committee will specify the terms and conditions which govern the award.

Cash Awards

The Committee is authorized to grant cash awards on a free-standing basis or as an element or supplement to, or in lieu of any other award under the Equity Incentive Plan. At the time a cash award is granted the Committee will determine the amount of the award, and the other terms and conditions applicable to the award.

Substitute Awards

Awards may be granted in substitution or exchange for any other award granted under the Equity Incentive Plan or under another plan or any other right of a participant to receive payment from us. Awards may be also be granted under the Equity Incentive Plan in substitution for similar awards held by individuals who become participants as a result of a merger, consolidation, acquisition or similar transaction.

Adjustments for Stock Dividends and Similar Events

The Board will make appropriate adjustments in the number and terms of outstanding awards and the number of shares of Class A Common Stock available for issuance under the Equity Incentive Plan, including the individual limitations on awards, to reflect common stock dividends, stock splits, spin-off and other similar events listed in the Equity Incentive Plan.

Change in Control

The Equity Incentive Plan provides that the Committee is authorized to take certain actions if there is a change in control of our Company, such as accelerating the vesting or exercisability of awards, requiring the assumption of awards or substitution of awards for new awards or cancelling awards in exchange for payments of consideration in forms determined by the Committee.

Under the Equity Incentive Plan, a change in control is generally defined as the occurrence of one of the following: (i) the acquisition of more than 50% of the then outstanding Class A Common Stock or total voting power of the Company, (ii) a majority of the members of the Board are replaced with individuals who are not incumbent directors over any two year period, (iii) a sale, merger or similar transaction or series of related transactions involving the Company, as a result of which the owners of the Company’s securities prior to such transaction cease to hold more than 50% of the voting securities of the surviving entity, any single person owns more than 50% of the securities entitled to vote for the election of directors or the incumbent directors prior to such transaction cease to represent at least a majority of the board of the surviving entity or its parent, or (iv) the sale of all or substantially all of the assets of the Company in a transaction or series of related transactions.

Clawback

Any portion of the payments and benefits provided under the Equity Incentive Plan or the sale of shares of Class A Common Stock shall be subject to any written clawback policies that we adopt. Such clawback policy may subject a participant’s awards and amounts paid or realized with respect to awards to reduction, cancellation, forfeiture or recoupment if certain specified events or wrongful conduct occur, including but not limited to an accounting restatement due to the Company’s material noncompliance with financial reporting regulations or other events or wrongful conduct specified in any such clawback policy adopted to conform to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and rules promulgated thereunder by the Securities and Exchange Commission and that we determine should apply to the Equity Incentive Plan.

Amendment or Termination of the Equity Incentive Plan

The Board may amend or terminate the Equity Incentive Plan at any time; however, no amendment may adversely impair the rights of participants with respect to outstanding awards and stockholder approval will be required for any amendment to the extent necessary to comply with applicable law or exchange listing standards. The Committee will not have the authority, without the approval of stockholders, to amend any outstanding stock option or stock appreciation right to reduce its exercise price per share. The Equity Incentive Plan will remain in effect for a period of ten years following the effective date (unless earlier terminated by the Board).

Federal Income Tax Consequences

The following discussion is for general information only and is intended to summarize briefly the United States federal income tax consequences to participants arising from participation in the Equity Incentive Plan. This description is based on current law, which is subject to change (possibly retroactively). The tax treatment of a participant in the Equity Incentive Plan may vary depending on his particular situation and may, therefore, be subject to special rules not discussed below. No attempt has been made to discuss any potential foreign, state, or local tax consequences. In addition, nonqualified stock options and SARs with an exercise price less than the fair market value of shares of Class A Common Stock on the date of grant, SARs payable in cash, restricted stock units, and certain other awards that may be granted pursuant to the Equity Incentive Plan, could be subject to additional taxes unless they are designed to comply with certain restrictions set forth in Section 409A of the Code and guidance promulgated thereunder.

Tax Consequences to Participants

Options and SARs. Participants will not realize taxable income upon the grant of an option or a SAR. Upon the exercise of a nonqualified stock option or a SAR, a participant will recognize ordinary compensation income (subject to withholding if an employee) in an amount equal to the excess of (i) the amount of cash and the fair market value of the shares of Class A Common Stock received, over (ii) the exercise price of the award. A participant will generally have a tax basis in any shares of Class A Common Stock received pursuant to the exercise of a nonqualified stock option or SAR that equals the fair market value of such shares of Class A

Common Stock on the date of exercise. Subject to the discussion under “—Tax Consequences to the Company” below, the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules. When a participant sells the shares of Class A Common Stock acquired as a result of the exercise of a nonqualified stock option or SAR, any appreciation (or depreciation) in the value of the shares of Class A Common Stock after the exercise date is treated as long- or short-term capital gain (or loss) for federal income tax purposes, depending on the holding period. The shares of Class A Common Stock must be held for more than 12 months to qualify for long-term capital gain treatment.

Participants eligible to receive an option intended to qualify as an incentive option (i.e., under Section 422 of the Code) will not recognize taxable income on the grant of an incentive option. Upon the exercise of an incentive option, a participant will not recognize taxable income, although the excess of the fair market value of the shares of Class A Common Stock received upon exercise of the incentive option (“ISO Shares”) over the exercise price will increase the alternative minimum taxable income of the participant, which may cause such participant to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an incentive option would be allowed as a credit against the participant’s regular tax liability in a later year to the extent the participant’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Shares that has been held for the required holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive option), a participant will generally recognize capital gain (or loss) equal to the excess (or shortfall) of the amount received in the disposition over the exercise price paid by the participant for the ISO Shares. However, if a participant disposes of ISO Shares that have not been held for the requisite holding period (a “Disqualifying Disposition”), the participant will recognize ordinary compensation income in the year of the Disqualifying Disposition in an amount equal to the amount by which the fair market value of the ISO Shares at the time of exercise of the incentive option (or, if less, the amount realized in the case of an arm’s length disposition to an unrelated party) exceeds the exercise price paid by the participant for such ISO Shares. A participant would also recognize capital gain to the extent the amount realized in the Disqualifying Disposition exceeds the fair market value of the ISO Shares on the exercise date. If the exercise price paid for the ISO Shares exceeds the amount realized (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

The Company will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive option, unless a participant makes a Disqualifying Disposition of the ISO Shares. If a participant makes a Disqualifying Disposition, the Company will then, subject to the discussion below under “—Tax Consequences to the Company,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by a participant under the rules described in the preceding paragraph.

Under current rulings, if a participant transfers previously held shares of Class A Common Stock (other than ISO Shares that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of an option, whether a nonqualified stock option or an incentive option, no additional gain will be recognized on the transfer of such previously held shares of Class A Common Stock in satisfaction of the nonqualified stock option or incentive option exercise price (although a participant would still recognize ordinary compensation income upon exercise of a nonqualified stock option in the manner described above). Moreover, that number of shares of Class A Common Stock received upon exercise which equals the number of previously held shares of Class A Common Stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price will have a tax basis that equals, and a capital gains holding period that includes, the tax basis and capital gains holding period of the previously held shares of Class A Common Stock surrendered in satisfaction of the nonqualified stock option or incentive option exercise price. Any additional shares of Class A Common Stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the participant, plus the amount of compensation income recognized by the participant under the rules described above.

The Equity Incentive Plan generally prohibits the transfer of awards other than by will or according to the laws of descent and distribution or pursuant to a qualified domestic relations order, but the Equity Incentive Plan allows the Committee to permit the transfer of awards (other than incentive options), in its discretion. For income and gift tax purposes, certain transfers of nonqualified stock options should generally be treated as completed gifts, subject to gift taxation.

The Internal Revenue Service has not provided formal guidance on the income tax consequences of a transfer of nonqualified stock options (other than in the context of divorce) or SARs. However, the Internal Revenue Service has informally indicated that after a transfer of options (other than in the context of divorce pursuant to a domestic relations order), the transferor will recognize income, which will be subject to withholding, and FICA/FUTA taxes will be collectible at the time the transferee exercises the options. If a nonqualified stock option is transferred pursuant to a domestic relations order, the transferee will recognize ordinary income upon exercise by the transferee, which will be subject to withholding, and FICA/FUTA taxes (attributable to and reported with respect to the transferor) will be collectible from the transferee at such time.

In addition, if a participant transfers a vested nonqualified stock option to another person and retains no interest in or power over it, the transfer is treated as a completed gift. The amount of the transferor’s gift (or generation-skipping transfer, if the gift is to a grandchild or later generation) equals the value of the nonqualified stock option at the time of the gift. The value of the nonqualified stock option may be affected by several factors, including the difference between the exercise price and the fair market value of the shares of Class A Common Stock, the potential for future appreciation or depreciation of the shares of Class A Common Stock, the time period of the nonqualified stock option and the illiquidity of the nonqualified stock option. The transferor will be subject to a federal gift tax, which will be limited by (i) the annual exclusion of $17,000 per donee (for 2023, subject to adjustment in future years), (ii) the transferor’s lifetime unified credit, or (iii) the marital or charitable deductions. The gifted nonqualified stock option will not be included in the participant’s gross estate for purposes of the federal estate tax or the generation-skipping transfer tax.

This favorable tax treatment for vested nonqualified stock options has not been extended to unvested nonqualified stock options. Whether such consequences apply to unvested nonqualified stock options or to SARs is uncertain and the gift tax implications of such a transfer is a risk the transferor will bear upon such a disposition.

Other Awards: Stock Awards, Restricted Stock Units, Other Equity-Based Awards, Incentive Awards and Performance Awards. A participant will recognize ordinary compensation income upon receipt of cash pursuant to an incentive award or performance award or, if earlier, at the time the cash is otherwise made available for the participant to draw upon. Individuals will not have taxable income at the time of grant of a restricted stock unit award, but rather, will generally recognize ordinary compensation income at the time he or she receives cash or shares of Class A Common Stock in settlement of the restricted stock unit award, as applicable, in an amount equal to the cash or the fair market value of the shares of Class A Common Stock received.

A recipient of a stock award or other equity-based award or the receipt of shares pursuant to an incentive award or performance award generally will be subject to tax at ordinary income tax rates on the fair market value of the shares of Class A Common Stock when received, reduced by any amount paid by the recipient; however, if the shares of Class A Common Stock are not transferable and are subject to a substantial risk of forfeiture when received, a participant will recognize ordinary compensation income in an amount equal to the fair market value of the shares of Class A Common Stock (i) when the shares of Class A Common Stock first become transferable and are no longer subject to a substantial risk of forfeiture, in cases where a participant does not make a valid election under Section 83(b) of the Code, or (ii) when the award is received, in cases where a participant makes a valid election under Section 83(b) of the Code. If a Section 83(b) election is made and the shares of Class A Common Stock are subsequently forfeited, the recipient will not be allowed to take a deduction for the value of the forfeited shares of Class A Common Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock that are subject at that time to a risk of forfeiture or restrictions on transfer generally will be treated as compensation that is taxable as ordinary income to the recipient; otherwise the dividends will be treated as dividends.

A participant who is an employee will be subject to withholding for federal, and generally for state and local, income taxes at the time he recognizes income under the rules described above. The tax basis in the shares of Class A Common Stock received by a participant will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s capital gains holding period in those shares of Class A Common Stock will commence on the later of the date the shares of Class A Common Stock are received or the restrictions lapse. Subject to the discussion below under “—Tax Consequences to the Company,” the Company will be entitled to a deduction for federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by a participant under the foregoing rules.

Tax Consequences to the Company

Reasonable Compensation. In order for the amounts described above to be deductible by the Company (or a subsidiary), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses.

Golden Parachute Payments. The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for future payments under the Equity Incentive Plan could also be limited by the golden parachute rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Section 162(m). The ability of the Company (or the ability of one of its subsidiaries) to obtain a deduction for amounts paid under the Equity Incentive Plan could be limited by Section 162(m) of the Code. Section 162(m) of the Code limits the Company’s ability to deduct compensation, for federal income tax purposes, paid during any year to a “covered employee” (within the meaning of Section 162(m) of the Code) in excess of $1,000,000.

New Plan Benefits

Because awards granted under the Equity Incentive Plan are at the discretion of the Committee, it is not possible to determine the benefits or amounts that will be received by or allocated to participants under the Equity Incentive Plan. Therefore, the New Plan Benefits Table is not provided.

Equity Compensation Plan Information

The following table provides information with respect to the shares of our Class A Common Stock that may be issued under our existing equity compensation plans as of December 31, 2022.

Plan Category(1)	Number of shares of Class A Common Stock to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights(4)		Number of shares of Class A Common Stock remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a	)	(b	)	(c	)
Equity compensation plans approved by security holders
None	—		$—
Equity compensation plans not approved by shareholders
Crescent Energy Company 2021 Equity Incentive Plan (2)	4,306,745	(3)	$—		—
Crescent Energy Company 2021 Manager Incentive Plan	130,334		$—	(5)	731,015
Total	4,437,079		$—		731,015

(1)

In connection with the Merger Transactions, the Contango Incentive Plan was assumed by the Company, but no future awards will be made under the Contango Incentive Plan. In accordance with Instruction 5 to Item

201(d) of Regulation S-K, the Contango Incentive Plan is not included in the Equity Compensation Plan Information Table. Pursuant to the terms of the Transaction Agreement, all awards that were outstanding under the Contango Incentive Plan vested and were settled following the closing of the Merger Transactions and, as such, there are no awards outstanding under the Contango Incentive Plan. No shares of our Class A Common Stock remain available for issuance under the Contango Incentive Plan.
(2)

The Manager Incentive Plan contains a formula for calculating the number of securities available for issuance under the Manager Incentive Plan. Pursuant to such formula, the total number of shares of our Class A Common Stock reserved for issuance under the Manager Incentive Plan is equal to the sum of (i) 4,306,745, plus (ii) on January 1 of each calendar year that occurs before the tenth anniversary of the effective date of the Manager Incentive Plan, 10% of the additional Class A Common Stock issued, if any, during the immediately preceding calendar year.

(3)

The amount reported in this row represents the maximum number of shares issuable in respect of the Incentive Compensation. The exact number of shares of Class A Common Stock covered by the Incentive Compensation will not be determinable until the Incentive Compensation vests and is settled. However, the number of shares issuable in respect of the Incentive Compensation is limited by the number of shares available for issuance under the Manager Incentive Plan, which was equal to 4,939,523 as of December 31, 2022. If the performance goals applicable to the Incentive Compensation became earned at target performance as of December 31, 2022, 4,828,216 shares of Class A Common Stock would have become earned. If the Incentive Compensation became earned at a level in excess of the Class A Common Stock reserved for issuance under the Manager Incentive Plan, such excess would be settled in cash. For more information on the Incentive Compensation see the narrative disclosure following this table and the disclosure included under the headings “Items 1 and 2. Business and Properties—Management Agreement” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 7, 2023.

(4)

All outstanding awards under the Manager Incentive Plan and the Equity Incentive Plan represent restricted stock units subject to time- or performance-based vesting, which do not have an exercise price.

A description of the material terms of the Manager Incentive Plan is included herein under the heading “Executive and Director Compensation—Other Equity Compensation Arrangements,” which description is incorporated to this Equity Compensation Plan Information disclosure by reference.

INTEREST OF DIRECTORS AND EXECUTIVE OFFICERS IN THE FIRST AMENDMENT

The officers and employees of the Company, its affiliates and our subsidiaries and the members of our Board will be eligible to receive awards under the Equity Incentive Plan, provided, in each case, that no such individual who is employed by the Manager or any of its parent companies will be eligible to receive awards under the Equity Incentive Plan. In addition, the Equity Incentive Plan provides for indemnification of the Committee to the fullest extent permitted by law, with respect to determinations made in connection with the Equity Incentive Plan. Accordingly, the members of our Board and our executive officers, in each case, who are not employed by the Manager or any of its parent companies, have a substantial interest in the approval of the First Amendment.

VOTING PROCEDURES

Pursuant to Delaware corporate law, the affirmative vote or consent of the holders of a majority of our outstanding Common Stock, voting together as a single class, is sufficient to adopt the First Amendment, which vote was obtained through the written consent of the Consenting Majority Stockholders as the record holders of a majority of the voting power of the Company. Accordingly, no other votes are necessary to adopt the First Amendment and your approval is neither required nor requested.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are required to file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are also available to the public from commercial document retrieval services and at the SEC’s website at www.sec.gov. We also make available free of charge on our website at www.crescentenergyco.com all of the documents that we file with the SEC as soon as reasonably practicable after we electronically file such material with the SEC.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

Stockholders who share a single address will receive only one notice of internet availability at that address unless we have received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such an address wishes to receive a separate copy of this information statement and the Annual Report, he or she may contact us by writing, calling or emailing: Crescent Energy Company, 600 Travis Street, Suite 7200, Houston, TX 77002 (telephone number: 713-337-4600, e-mail address: IR@crescentenergyco.com). We will deliver separate copies of this information statement and the Annual Report promptly upon written or oral request. If you are a stockholder of record receiving multiple copies of our information statement, you can request householding by contacting us in the same manner. If you own your stock through a bank, broker or other stockholder of record, you can request additional copies of this information statement and the Annual Report or request householding by contacting the stockholder of record.

ANNEX A

FIRST AMENDMENT TO THE

CRESCENT ENERGY COMPANY

2021 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (the “First Amendment”) to the Crescent Energy Company 2021 Equity Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by Crescent Energy Company, a Delaware corporation (the “Company”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Plan.

W I T N E S S E T H:

WHEREAS, the Company previously adopted the Plan, under which the Company is authorized to grant equity-based awards;

WHEREAS, Article XIX of the Plan provides that the Company’s board of directors (the “Board”) may amend the Plan from time to time, except that any amendment to materially increase the number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), that may be issued under the Plan must be approved by the stockholders of the Company;

WHEREAS, the Board now desires to amend the Plan to increase the number of shares of Class A Common Stock available for awards under the Plan by 2,477,201 shares, subject to the approval of the Company’s stockholders.

NOW, THEREFORE, BE IT RESOLVED, that, subject to the approval of the Company’s stockholders, the Plan shall be amended, effective as of the date that is 40 calendar days after the date that the Notice of Internet Availability of an Information Statement on Schedule 14C regarding the First Amendment, is first sent or given to the Company’s stockholders, as set forth below:

1.	Section 5.02 of the Plan is hereby deleted and replaced in its entirety with the following:

Aggregate Limit.

Subject to adjustment as provided under Article XV, the maximum aggregate number of shares of Class A Common Stock that may be delivered with respect to Awards under the Plan (and the maximum aggregate number of shares of Class A Common Stock that may be issued under the Plan through incentive stock options granted under the Plan) is equal to a number of shares of Class A Common Stock equal to 3,338,550 (the “Aggregate Limit”).

FURTHER RESOLVED, that except as amended hereby, the Plan shall continue to read in the current state and is specifically ratified and reaffirmed.

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